Exhibit 10.1.3
Addendum #3 to the
EMPLOYMENT AND SEPARATION AGREEMENT

     This employment agreement addendum #3 (“Agreement”) by and between DURASWITCH INDUSTRIES, INC., a Nevada corporation, (“DuraSwitch”), and Robert J. Brilon (“Employee”), shall be effective as of April 30, 2005.
     Mr. Brilon’s current employment agreement expires on April 30, 2005. Mr. Brilon and DuraSwitch hereby extend the term of employment of the current employment agreement for a period of two months to provide additional time for the Compensation Committee to complete work on a new employment agreement with Mr. Brilon.
     Accordingly, Mr. Brilon’s Term of Employment (Section 2.1) is hereby extended to June 30, 2005.

/s/ Robert J. Brilon
Robert J. Brilon

DURASWITCH INDUSTRIES, INC., a Nevada corporation

By:	/s/ William E. Peelle
William E. Peelle, Chair

/s/ John Hail
John Hail

/s/ Steve Hanson
Steve Hanson

/s/ P. Robert Moya
P. Robert Moya

Its: Compensation Committee Members